Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that the individual whose signature appears below constitutes and appoints each of Kim Rivers and Eric Powers as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Trulieve Cannabis Corp. registration statement on Form S-1 (File No. 333-252052) filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2021 (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Date: September 8, 2021	By:	/s/ Giannella Alvarez
Giannella Alvarez
Director
Trulieve Cannabis Corp.